Exhibit 99.1

CONTACT: Suzanne Herrick, Fedoruk & Associates, Inc., 612-247-3079, suzanne@fedorukinc.com

WEBSITE: www.diego-pellicer.com; co.diego-pellicer.com

FOR IMMEDIATE RELEASE
Diego Pellicer Worldwide, Inc. Announces
Denver Licensee Is On Track Again For Record Monthly Sales

Diego Pellicer – Colorado is on target for best month in company’s history,

while adhering to COVID-19 healthy and safety social distancing guidelines.

RENO, Nev. (May 19, 2020) – Diego Pellicer Worldwide, Inc. (OTCQB: DPWW), a premium marijuana brand and retail development company, today announced that its Denver licensee is again projecting record-breaking sales for both its West Alameda and Broadway locations. May is on track to be the West Alameda location’s best month ever, beating its previous monthly record by 18 percent. The newly-remodeled Broadway location is projected to nearly double its sales over the month of April. “During these unprecedented times, such strong sales are further evidence that Diego Pellicer is a solid brand with a strong strategy for the competitive cannabis marketplace,” said Nello Gonfiantini III, chief executive officer, Diego Pellicer Worldwide, Inc. “Diego locations offer a winning combination of high-quality, affordable products and world-class service in an outstanding shopping environment. Today, part of that outstanding shopping environment is ensuring adherence to CDC, state and local guidelines for health and safety.”

In addition to record-breaking monthly sales projections, Diego Pellicer – Colorado is reporting an increase in average ticket sales as well as an increase in the number of customers per month, all while maintaining social-distancing practices.

Exotics and Order-Ahead Drive Growth

Diego Pellicer fosters relationships with quality cultivators and producers. As such, dispensaries are able to offer an unparalleled selection of exotics, tailored to an evolving customer palette and cannabis connoisseurs. Customers will find an extensive selection of exotics at both the West Alameda and Broadway locations.

In keeping with CDC and Colorado Department of Public Health and Environment guidelines, Diego Pellicer – Colorado has implemented strict protocols for health and safety. Among many measures, customers are encouraged to order ahead for express pick up at the location. Employees and customers must wear masks inside the store. For those without a mask, single-use masks are provided free of charge. Clear, acrylic screens have also been installed in front of checkout stations in addition to frequently sanitizing surfaces.

About Diego Pellicer Worldwide, Inc. (OTCQB: DPWW)

Diego Pellicer Worldwide, Inc. is a premium marijuana brand, retail and management company. In addition to its branded locations in Colorado, the company actively seeks to acquire and manage high-end, turnkey cannabis retail stores, cultivation and manufacturing facilities. DPWW is executing on its long-term vision to become a national, vertically integrated cannabis company. To learn more about how to become a branded Diego Pellicer retailer, cultivator or investor visit www.Diego-Pellicer.com.

Safe Harbor Statement

Certain statements contained in this press release may be construed as "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "Act"). The words "estimate," "project," "intends," "expects," "anticipates," "believes" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management's beliefs, as well as assumptions made by, and information currently available to, management pursuant to the "safe-harbor" provisions of the Act. These statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected on the basis of these statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company also undertakes no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

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